UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2013

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 650, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. Bonuses Payable to Named Executive Officers for the 2012 Fiscal Year. The Board of Directors (the “Board”) of Zogenix, Inc. (the “Company”) approved, effective as of March 15, 2013, cash bonus payments for the 2012 fiscal year to be paid to the Company’s executive officers listed below (the “Named Executive Officers”). The Compensation Committee of the Board (the “Compensation Committee”) previously approved such bonus payments, subject to full Board approval.

Pursuant to the Company’s Annual Incentive Plan (the “Plan”), each Named Executive Officer is eligible for a performance bonus based upon the achievement of certain corporate performance goals approved by the Board and, with respect to the Named Executive Officers other than the Company’s Chief Executive Officer, individual performance objectives. Under the Plan, the target levels for executive bonuses for the 2012 fiscal year were as follows: 50% of base salary (100% of which was based on corporate goals) for Roger L. Hawley, the Company’s Chief Executive Officer, 45% of base salary (80% of which was based on corporate goals and 20% of which was based on individual performance) for each of Stephen J. Farr, Ph.D., the Company’s President, and Ann D. Rhoads, the Company’s Executive Vice President and Chief Financial Officer, and 35% of base salary (60% of which was based on corporate goals and 40% of which was based on individual performance) for Cynthia Y. Robinson, Ph.D., the Company’s Chief Development Officer. The bonuses to be paid to the Named Executive Officers are as follows:

Name	Title	Bonus
Roger L. Hawley	Chief Executive Officer	$178,399
Stephen J. Farr, Ph.D.	President	$150,645
Ann D. Rhoads	Executive Vice President, Chief Financial Officer, Treasurer and Secretary	$129,071
Cynthia Y. Robinson, Ph.D.	Chief Development Officer	$87,466

2. In addition, the Board determined to not continue to designate a Chief Operating Officer (“COO”), effective as of March 15, 2013; however, Dr. Farr, the former COO, will remain President.

3. Amendment and Restatement of Annual Incentive Plan. The Board approved, effective as of March 15, 2013, an Amendment and Restatement of the Plan (the “Amended Plan”), pursuant to which the weighting of the portions of cash bonus payments that are based on corporate performance goals and individual performance objectives were changed for the Named Executive Officers other than the Company’s Chief Executive Officer, which remains 100% based on the achievement of corporate goals. The Amended Plan was previously approved by the Compensation Committee, subject to full Board approval. The new weighting is as follows:

Titles	Corporate Goals	Individual Performance
President/Chief Operating Officer/Chief Financial Officer/Chief Commercial Officer	90%	10%
Chief Development Officer	80%	20%

The Company expects to adopt a similar annual incentive program for future fiscal years, which will reward achievement at specified levels of corporate and individual performance and will contain target bonuses consistent with those disclosed above.

The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by the Amended Plan, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ending March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: March 21, 2013	By:	/s/ Ann D. Rhoads
	Name:	Ann D. Rhoads
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary